SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)


Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-12

                                  FRED'S, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate box):

[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.

         1.      Title of each class of securities to which transaction applies:
         2.      Aggregate number of securities to which transaction applies:
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4.      Proposed maximum aggregate value of transaction:
         5.      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                           ----------

         2)       Form, Schedule or Registration Statement No:
                                                              ------------------

         3)       Filing Party:
                                 --------------------------------------

         4)       Date Filed:
                               ----------------------------------------

                                  FRED'S, INC.
                              4300 NEW GETWELL ROAD
                               MEMPHIS, TENNESSEE


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      to be held on Wednesday, June 6, 2001







TO THE SHAREHOLDERS OF FRED'S, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of Fred's, Inc. (the "Company" or "Fred's") will be held at the Memphis Marriott Hotel, 2625 Thousand Oaks Boulevard, Memphis, Tennessee on Wednesday, June 6, 2001, at 10:00 A.M., Central Daylight Time, for the following purposes:

     1.   To elect the Company's Board of Directors;

     2. To ratify the designation of PricewaterhouseCoopers LLP as independent auditors of the Company.

The accompanying Proxy Statement contains further information with respect to these matters.

Only shareholders of record at the close of business on April 20, 2001, will be entitled to vote at the meeting or any adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.


                                             By order of the Board of Directors,




                                             Charles S. Vail
                                             Secretary


     May 14, 2001

                                  FRED'S, INC.
                              4300 NEW GETWELL ROAD
                               MEMPHIS, TENNESSEE


                                 PROXY STATEMENT


                For Annual Meeting of Shareholders, June 6, 2001


     The enclosed proxy is solicited by the Board of Directors (the "Board" or "Board of Directors") of Fred's, Inc. (the "Company" or "Fred's") to be voted at the Annual Meeting of Shareholders to be held on June 6, 2001, at 10:00 A.M., Central Daylight Time, at the Memphis Marriott Hotel, 2625 Thousand Oaks Boulevard, Memphis, Tennessee, or any adjournments thereof (the "Annual Meeting"). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Class A common stock ("Common Stock") will be necessary to constitute a quorum.

     All Directors shall be elected by a majority of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote in the election.

     All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted FOR Proposals 1 and 2. The Board of Directors does not know of any business to be brought before the Annual Meeting, other than as indicated in the notice, but it is intended that, as to any other such business properly brought before the meeting, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder.

     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance by the shareholder at the meeting (with proper identification) and his request for the return of his proxy or his request for a ballot.

     A copy of this Proxy Statement and the enclosed Proxy Card are first being sent to shareholders on or about May 14, 2001.

                                Voting Securities

     Only shareholders of record at the close of business on April 20, 2001 will be entitled to vote at the Annual Meeting. As of such date, the Company had outstanding and entitled to vote at the Annual Meeting 12,087,329 shares of Common Stock. Each share of Common Stock is entitled to one vote for all matters before the Annual Meeting.

                            Ownership of Common Stock
                                  by Directors,
                     Officers and Certain Beneficial Owners

     The following table sets forth the beneficial ownership of Common Stock as of April 20, 2001, by (i) beneficial owners of more than five percent of Common Stock, (ii) each director, (iii) each of the persons named in the Summary Compensation Table, and (iv) all directors and executive officers of Fred's as a group.

                                                                        Shares of Common
                                                                   Stock Beneficially Owned (1)
                                                                   ----------------------------
                                                              Number of Shares                          Percent(2)
                                                              ----------------                          ----------
Beneficial Owner                              Options(3)                        Total(4)
----------------                              ----------                        --------
FMR Corp. (5)(13)                                     --                       1,423,075                 11.4%

Michael J. Hayes (6)(13)                              --                       1,093,861                  8.8

David A. Gardner (7)(13)                              --                       1,050,210                  8.4

Goldman Sachs Asset Management (8)(13)                --                         833,675                  6.7

Franklin Resources, Inc. (9)(13)                      --                         777,000                  6.2

Daruma Asset Management, Inc. (10)(13)                --                         943,700                  7.6

Dimensional Fund Advisors, Inc. (11)(13)              --                         863,725                  6.9

Thomas H. Tashjian                                    --                         101,250                  *

Roger T. Knox                                     14,375                          33,675                  *

John R. Eisenman                                  14,375                          31,550                  *

Edwin C. Boothe (12)                                  --                              --

John A. Casey                                     18,041                          21,791                  *

John D. Reier                                     14,166                          19,166                  *

Jerry A. Shore                                     1,000                           3,000                  *

All Directors and Executive Officers
  as a Group (9 persons including
  the directors named above)                      64,707                       2,367,932                 19.0

*  Less than 1%

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition, of a security. Except as otherwise indicated, all persons listed above have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and
     (ii) record and beneficial ownership with respect to their shares of Common Stock.

(2)  Calculated  as  the  number  of  shares  beneficially  owned,   divided  by
     12,467,706, which consists of the total outstanding shares of Common Stock (12,087,329) and vested options (380,377) as of April 20, 2001.

(3)  Represents stock options that are exercisable as of April 20, 2001.

(4)  Includes stock options that are exercisable as of April 20, 2001.

(5) Amount is based on FMR Corp's most recent filing with the Commission with respect to common stock. The source of this information is a Schedule 13G filed by FMR Corp. with the Commission and reflects their ownership as of December 31, 2000. FMR Corp. does not participate in the power to vote Fred's shares.

(6)  Includes 90,505 shares owned by Mr. Hayes' wife.

(7) Excludes 100,502 shares of Common Stock owned by Mr. Gardner's wife as to which Mr. Gardner disclaims beneficial ownership.

(8) Amount is based on Goldman Sachs Asset Management's most recent filing with the Commission with respect to Common Stock. The source of this information is a Schedule 13G filed by Goldman Sachs Asset Management with the Commission on February 9, 2001 and reflects their ownership as of December 31, 2000.

(9) Amount is based on Franklin Resources, Inc. most recent filing with the Commission with respect to Common Stock. The source of this information is a schedule 13G filed by Franklin Resources, Inc. with the Commission on January 26, 2001, and reflects their ownership as of December 31, 2000.

(10) Amount is based on confirmation with management of Daruma Asset Management, Inc. and reflects their ownership as of April 26, 2001.

(11) Amount is based on Dimensional Fund Advisors, Inc. most recent filing with the Commission with respect to Common Stock. The source of this information is a Schedule 13G filed by Dimensional Fund Advisors, Inc. with the Commission on February 2, 2001, and reflects their ownership as of December 31, 2000.

(12) Mr. Boothe left Fred's on November 20, 2000. The number of shares currently owned by Mr. Boothe as of April 20, 2001 is not ascertainable by the Company.

(13) The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. Mr. Hayes address is 4300 New Getwell Rd., Memphis, TN 38118. Mr. Gardner's address is 445 Park Avenue, Suite 1600, New York, New York 10022. The address of Goldman Sachs Asset Management is 1 New York Plaza, New York, New York 10004. The address of Franklin Resources, Inc. is 777 Mariners Island Blvd., San Mateo, California 94404. The address of Daruma Asset Management, Inc. is 60 East 42nd Street, Suite 1111, New York, New York 10165. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, Santa Monica, CA 90401.

                    FRED'S PROPOSAL 1 (ELECTION OF DIRECTORS)

Election of Directors

         Six directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve one year or until their successors are elected. The Board of Directors proposes the election of the following nominees:

                                                                           Principal Occupation,
            Nominee                             Age                     Business and Directorships
            -------                             ---                     --------------------------
Michael J. Hayes............................    59            Director and Managing Director (1)
David A. Gardner............................    53            Director and Managing Director (1)
John R. Eisenman............................    59            Director
Roger T. Knox...............................    63            Director
John D. Reier.......................................................61 Director
Thomas H. Tashjian............................................46 Director

(1) According to the Bylaws of Fred's, the Managing Directors (Messrs. Hayes and Gardner) have general supervisory responsibility for the business of Fred's.

     Michael J. Hayes was elected a Director of the Company in January 1987 and has been a Managing Director of the Company since October 1989. Mr. Hayes has been Chief Executive Officer since October 1989. He was previously employed by Oppenheimer & Company, Inc. in various capacities from 1976 to 1985, including Managing Director and Executive Vice President - Corporate Finance and Financial Services.

     David A. Gardner was elected a Director of the Company in January 1987 and has been a Managing Director of the Company since October 1989. Mr. Gardner has been President of Gardner Capital Corporation, a real estate and venture capital investment firm, since April 1980. Additionally, Mr. Gardner is a director of Organogenesis, Inc., Wynd Communications Corporation, NumeriX, LLC and Joyce International, Inc.

     John R. Eisenman is involved in real estate investment and development with REMAX Island Realty, Inc., located in Hilton Head Island, South Carolina. Mr. Eisenman has been engaged in commercial and industrial real estate brokerage and development since 1983. Previously, he founded and served as President of Sally's, a chain of fast food restaurants, from 1976 to 1983, and prior thereto held various management positions in manufacturing and in securities brokerage. Mr. Eisenman has served as a Director since the Company's initial public offering in March 1992.

     Roger T. Knox has served the Memphis Zoological Society as its President and Chief Executive Officer since January 1989. Mr. Knox was the President and Chief Operating Officer of Goldsmith's Department Stores, Inc. (a full-line department store in Memphis and Jackson, Tennessee) from 1983 to 1989 and its Chairman of the Board and Chief Executive Officer from 1987 to 1989. Prior thereto, Mr. Knox was with Foley's Department Stores in Houston, Texas for 20 years. Mr. Knox has served as a Director since the Company's initial public offering in March 1992. Additionally, Mr. Knox is a Director of Hancock Fabrics, Inc.

     John D. Reier is President and a Director. Mr. Reier joined the Company in May of 1999 as President and was elected a Director of the Company in August 2000. Prior to joining the company, Mr. Reier was President and Chief Executive Officer of Sunny's Great Outdoors Stores, Inc. from 1997 to 1999, and was President, Chief Operating Officer, Senior Vice President of Merchandising, and General Merchandise Manager at Family Dollar Stores, Inc. from 1987 to 1997.

     Thomas H. Tashjian was appointed a Director of the Company in March 2001. Mr. Tashjian is a private investor. Previously, he served as a managing director and consumer group leader at Banc of America Montgomery Securities in San Francisco. Prior to that, Mr. Tashjian held similar positions at First Manhattan Company, Seidler Companies, and Prudential Securities. Mr. Tashjian's earlier retail operating experience was in discount retailing at the Ayrway Stores, which were acquired by Target , and in the restaurant business at Noble Roman's.

     If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by the Fred's Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. Fred's has no reason to believe that any nominee will be unable to serve as a director.

     For information concerning the number of shares of Common Stock owned by each director, and all directors and executive officers as a group as of April 20, 2001, see "Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners." There are no family relationships between any directors or executive officers of Fred's.


Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of reports of beneficial ownership of Fred's Common Stock and written representations furnished to Fred's by its officers, directors and principal shareholders, Fred's is not aware of any such reporting person who or which failed to file with the Securities and Exchange Commission (the "Commission") on a timely basis any required reports of changes in beneficial ownership.


Audit Committee

     The Audit Committee of the Board of Director, which is comprised of Messers. Eisenman, Gardner and Knox, met three times during the last fiscal year, and all Committee members were in attendance. Mr. Tashjian was elected to the Audit Committee as of March 12, 2001. Each of the members of the Audit Committee is an Independent Director as defined by the National Association of Securities Dealers' Automated Quotation System's listing standard. Mr. Eisenman is the Chairman of the Audit Committee. The Board of Directors has delegated to the Audit Committee responsibility for making recommendations concerning the engagement of the independent public accountants; considering the range of audit and non-audit fees; assisting the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by Fred's Inc. to any governmental body or the public; reviewing Fred's Inc. systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and reviewing the Company's auditing, accounting, and financial reporting processes generally. The management of Fred's Inc. has the primary responsibility for the financial statements and reporting process. The accountants are responsible for conducting and reporting on the audit of the Company's financial statements in accordance with generally accepted auditing standards. Fred's Inc.'s independent accountants are ultimately accountable to the Audit Committee and the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee.

     Review and Discussion of Financial Statements. In the context of the role of the Audit Committee as outlined above, the Audit Committee has reviewed and discussed the Company's audited financial statements for 2000 with management of the Company. It has also discussed with PricewaterhouseCoopers LLP those matters required by Statement of Auditing Standards 61. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. I and has discussed with PricewaterhouseCoopers LLP their independence. Based upon its review and discussions with Company management and PricewaterhouseCoopers LLP, the Audit Committee has recommended to the Board of Directors that Fred's Inc. audited financial statements for 2000 be included in the annual report on Form 10-K for 2000 filing with the Securities and Exchange Commission.

     Audit Fees. Fred's paid $182,875 to PricewaterhouseCoopers LLP in 2000 for audit services and for review of its financial statements included in its Forms 10-K and 10-Q for 2000.

     Financial Information System Design and Implementation Fees. There were no fees billed by PricewaterhouseCoopers LLP in 2000 for financial information systems design and implementation.

     All Other Fees. The Company paid $110,039 to PricewaterhouseCoopers LLP in 2000 for all other services such as tax-related advice and other expert services.


Compensation Committee

     The Compensation Committee reviews and approves the salaries and incentive compensation of executive officers and recommends the grants of restricted stock and stock options under Fred's long-term incentive plans. The Compensation Committee, which is comprised of Messers. Gardner, Eisenman, and Knox, met one time during the last fiscal year, and all Committee members were in attendance. Mr. Knox is the Chairman of the Compensation Committee. The Board of Directors receives the grant recommendations of the Committee and may approve, amend or reject the grant of restricted stock and stock options recommended by the Committee.

Board of Directors

     During the last fiscal year, Fred's Board of Directors held six meetings. Messers. Hayes, Gardner, Eisenman and Knox attended all of the Board meetings. Messer. Reier attended the two meetings held while he has been a director. Non-employee directors of Fred's are paid for their services as such $12,000 per year plus reasonable expenses for meeting attendance. The Board of Directors does not have a nominating committee.


Executive Compensation

     The following table sets forth the cash compensation paid, as well as certain other compensation paid or accrued, to Fred's chief executive officers and to each of the other four most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the indicated fiscal years (the "Named Executives").

                                             SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                        Annual Compensation                           Compensation
                                        -------------------                           ------------
                                                                                  Awards
                                                                                  ------
                                                                        Restricted       Option        All Other
Name and                                  Salary           Bonus       Stock Awards      Awards      Compensation
Principal Position          Year          ($) (2)           ($)          ($)(1)            (#)          ($)(3)
------------------       -----------    -----------    -----------     -----------    -----------    -----------
Michael J. Hayes            2000             183,462        --             --            17,500           --
Managing Director and       1999             180,000        --             --              --             --
Chief Executive Officer     1998             180,000        --             --              --             --

David A. Gardner (4)        2000             120,000        --             --              --             --
Managing Director           1999             120,000        --             --              --             --
                            1998             120,000        --             --              --             --

John D. Reier               2000             189,904        --             --            17,500           --
President                   1999             101,539        --           58,150          25,000           --

Edwin C. Boothe (5)         2000             110,692      20,000           --              --             --
Executive Vice President    1999             128,000      20,000           --              --             --
and Chief Operating         1998             128,000      20,000         50,000            5,000          --
Officer

John A. Casey               2000             110,097        --             --              --             --
Executive Vice President-   1999             105,000        --             --              --             --
Pharmacy Operations         1998             105,000        --           23,500           5,000           --

Jerry A. Shore(6)             2000           105,000        --           29,750           9,000           --
Executive Vice President-
Chief Financial Officer
------------------------------------------------------------------------------------------------------------


(1) The aggregate restricted stock holdings for the above named executive officers, using the February 2, 2001 closing price of $23.50 per share, net of any consideration to be paid, was as follows:

                                              Number                 Value
                                           -----------        ------------------
John D. Reier                                 5,000                $117,500
John A. Casey                                 3,750                $ 88,125
Jerry A. Shore                                2,000                 $47,000

     All restricted stock holdings pay dividends at the same dividend rate as the Company's other common stock.

(2)  Fiscal 2000 salaries based on 53 weeks.
(3)  Fred's  contributions to defined  contribution  plans (401(k) and Incentive
     Plan).
(4) Payments for Mr. Gardner's services are made to Gardner Capital Corporation under a contractual relationship between that company and Fred's.
(5)  Mr. Boothe left Fred's on November 20, 2000.
(6)  Mr. Shore joined Fred's on April 17, 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information on stock option grants pursuant to the Fred's, Inc. 1993 Long-Term Incentive Plan during the last fiscal year for each of the Named Executives. The Company did not grant Stock Appreciation Rights ("SARs") in the 2000 fiscal year.

                                    Individual Grants                                            Potential Realizable
                                                                                              Value at Assumed
                                       % of Total                                             Annual Rates of
                  Options/          Options/SARs      Exercise                                     Stock Price
                    SARs              Granted to       or Base                                   Appreciation for
                   Granted           Employees          Price          Expiration                 Option Term (1)
                                                                                        ------------------------------
       Name        (#) (2)          in Fiscal Year     ($/Sh)            Date             5% ($)         10% ($)
----------------- ---------         --------------   ---------         ---------        ---------       --------
John D. Reier      17,500             5.4%           $15.00             3/02/05         $72,524         $134,009
John Casey         11,000             3.4%           $15.00             3/02/05         $45,586         $ 84,234
Jerry Shore         9,000             2.8%           $15.00             3/02/05         $37,298         $ 68,919

(1) The potential gain is calculated from the closing price of Common Stock on the date of grants until the end of the option period at certain assumed rates of appreciation set by the Commission. They are not intended to forecast possible future appreciation in the Common Stock and any actual gains on exercise of options are dependent on the future performance of the Common Stock.

(2) All options vest and are exercisable in one third increments on each of the first three anniversaries after the date of grant. The exercise price of all options is the fair market value of the Common Stock at the time of the grant.

     The following table shows the stock option exercises by the Named Executives during the last fiscal year. In addition, this table includes the number of exercisable and unexercisable stock options held by each of the Named Executives as of February 3, 2001. The fiscal year-end value of "in-the-money" stock options is the difference between the exercise price of the option and the fair market value of the Common Stock (not including options with an exercise price greater than the fair market value) on February 2, 2001 (the last trading date before the fiscal year-end), which was $23.50 per share. No SARS were granted in the last fiscal year.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                              Number of Securities
                           Stock Option Exercises             Underlying Unexercised              Value of Unexercised
                        Shares                                    Options/SARs                    In-The-Money Options
                       Acquired       Value                  At Fiscal Year-end                    At Fiscal Year-end
                      on Exercise   Realized ($)(1)     Exercisable    Unexercisable       Exercisable          Unexercisable
                      -----------   ---------------     -----------    -------------       -----------          -------------
John D. Reier             --           --               14,166            28,334           $  332,901           $   665,849
Edwin C. Boothe        6,875       51,574                   --                --                   --                    --
John A. Casey             --           --               18,041             7,334           $  306,464           $    54,849
Jerry A. Shore            --           --                1,000             8,000           $   23,500           $   188,000

(1) "Value Realized" is the difference between the fair market value of the underlying shares on the exercise date and the exercise price of the option.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of Fred's, Inc. (the "Committee") hereby presents its report on executive compensation. This Committee report documents the components of Fred's executive officer compensation programs and describes the basis on which 2000 compensation determinations were made by the Committee with respect to the executive officers of Fred's, including the Named Executives.


Compensation   Philosophy  and  Overall  Objectives  of  Executive  Compensation
Programs

     It is the philosophy of Fred's that executive compensation be linked to improvements in corporate performance and increases in shareholder value. The following objectives have been adopted by the Committee as guidelines for compensation decisions:

     * Provide a competitive total compensation package that enables Fred's to attract and retain key executives.

     *    Integrate all pay programs  with Fred's annual and long-term  business
          objectives  and  strategy,   and  focus  executive   behavior  on  the
          fulfillment of those objectives.

     * Provide variable compensation opportunities that are linked with the performance of Fred's and that align executive remuneration with the interests of stockholders.

Compensation Program Components

     The Committee reviews Fred's compensation program annually to ensure that pay levels and incentive opportunities are competitive and reflect the performance of Fred's. The particular elements of the compensation program for executive officers are further explained below.

     Base Salary - Base pay levels are largely determined through comparisons with other retailing companies. Actual salaries are based on individual performance contributions within a salary structure that is established through job evaluation and job market considerations. Base pay levels for the executive officers are competitive within the middle of a range that the Committee considers to be reasonable and necessary. Various increases in base salary were recommended by the Chief Executive Officer in fiscal 2000 for the Named Executives, based on performance and competitive considerations, and the Committee acted in accordance with the recommendation.

     Incentive Compensation - Fred's officers are eligible to participate in an annual incentive compensation plan with awards based primarily on the attainment of various specified levels of operating profits. The objective of this plan is to deliver competitive levels of compensation for the attainment of financial objectives that the Committee believes are primary determinants of earnings growth. Targeted awards for executive officers of Fred's under this plan are consistent with targeted awards of other retailing companies of similar size and complexity to Fred's. Specified awards were recommended by the Chief Executive Officer for the Named Executives of Fred's for fiscal 2000, based upon the Company's performance, and the Committee acted in accordance with the recommendation.

     Fred's Stock Option Program - The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of Fred's with an opportunity to increase their ownership of Common Stock, the best interests of stockholders and executives will be closely aligned. Therefore, executives are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock in the future at a specified price. The number of stock options granted to executive officers is based on competitive practices, with the value of such options estimated by using a Black-Scholes pricing model.

Discussion of Compensation for the Chief Executive Officer

     Mr. Hayes' base compensation has not changed since the Common Stock was first offered to the public in March 1992. The Committee has considered Mr. Hayes' base compensation to be less than or equal to the base compensation paid to other executives similarly situated, and has deemed his beneficial ownership of Common Stock to provide adequate linkage between the interests of Fred's stockholders and Mr. Hayes' personal interests.

Summary

     After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of Fred's is competitive with the compensation programs provided by other companies with which Fred's competes. The Committee believes that any amounts paid under the incentive compensation plan will be appropriately related to corporate and individual performance, yielding awards that are linked to the annual financial and operational results of Fred's. The Committee also believes that the stock option program provides opportunities to participants that are consistent with the returns that are generated on behalf of Fred's stockholders.

     Compensation Committee members: David A. Gardner, John R. Eisenman and Roger T. Knox

                          STOCK PRICE PERFORMANCE GRAPH

                          Total Return to Stockholders
                          ----------------------------
                       (Assumes $100 investment on 2/2/96)

                                               NASDAQ               NASDAQ
Fiscal Year Ending         Fred's, Inc.      Retail Trade        Stock Market
------------------         ------------     --------------     --------------
2/02/96                       $100              $100               $100
1/31/97                       $131              $123               $130
1/30/98                       $371              $143               $153
1/29/99                       $238              $176               $240
1/28/00                       $299              $141               $370
2/03/01                       $432              $111               $263

                      Comparison of Cumulative Total Return

     The total cumulative return on investment assumes that $100 was invested in Fred's, the Nasdaq Retail Trade Stocks Index and the Nasdaq Stock Market (U.S.) Index on February 2, 1996 and that all dividends were reinvested.

           Compensation Committee Interlocks and Insider Participation

     Mr. Gardner, a managing director of Fred's, served as a member of the Compensation Committee for fiscal 2000. See "Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners" for information concerning MRILP. Fred's does not currently intend to enter into material transactions involving its principal stockholders except for the continuing utilization of the services of Messrs. Hayes and Gardner as Managing Directors, which services management believes are on terms as favorable as those that could be obtained from independent third parties.


       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
             ELECTION OF THE NOMINEES TO FRED'S BOARD OF DIRECTORS.


            FRED'S PROPOSAL 2 (RATIFICATION OF SELECTION OF AUDITORS)

     The Board of Directors has selected PricewaterhouseCoopers LLP to be the independent accountants of Fred's for the year ending February 2, 2002. The Board of Directors will offer a resolution at the Annual Meeting to ratify this selection. PricewaterhouseCoopers LLP, which acted as independent accountants of Fred's for the last fiscal year of Fred's, and is expected to be represented at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast by the holders of Common Stock on this proposal shall constitute ratification of the selection of PricewaterhouseCoopers LLP.

     THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2001.


                                 OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be included in the proxy statement and presented at the 2002 Annual Meeting must be received by the Company no later than January 8, 2002, and the proposals must meet certain eligibility requirements of the Securities and Exchange Commission. Proposals may be mailed to Fred's, Inc., to the attention of the Secretary, 4300 New Getwell Road, Memphis, Tennessee 38118. With regard to shareholder proposals not included in the Company's proxy statement which a shareholder wishes to be brought before the annual meeting of shareholders, notice of such a proposal must be received by the Secretary of the Company by March 25, 2002.

                    SOLICITATION OF PROXIES AND COST THEREOF

     The cost of solicitation of the proxies will be borne by the Company. In addition to solicitation of the proxies by use of the mails, employees of the Company, without extra remuneration, may solicit proxies personally or by telecommunications. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

     SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS), BY WRITING TO: FRED'S INC., ATTN: SECRETARY, 4300 NEW GETWELL ROAD, MEMPHIS, TENNESSEE 38118.



                                             By order of the Board of Directors,





                                             Charles S. Vail
                                             Secretary


     May 14, 2001

                                  FRED'S, INC.
                             Memphis Marriott Hotel
                          2625 Thousand Oaks Boulevard
                               Memphis, Tennessee

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS - JUNE 6, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Charles S. Vail and Jerry A. Shore, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Annual Meeting of the Shareholders of Fred's, Inc., to be held June 6, 2001, at 10:00 a.m., local time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:

1.   Election of Directors for the term of one year.

[ ] FOR all nominees listed below
   (except as marked to the contrary below)

[ ] WITHHOLD ALL AUTHORITY *
    to vote for all nominees listed below

*INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE"S NAME BELOW.

          Michael J. Hayes          David A. Gardner          John R. Eisenman
          Roger T. Knox             John D. Reier             Thomas H. Tashjian


2. Ratification of PricewaterhouseCoopers LLP as independent auditors of the Company.

                 [ ] FOR            [ ] AGAINST               [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business (none at the time of the solicitation of this Proxy) as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED PROPOSITIONS. WHEN PROPERLY EXECUTED, THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF. The undersigned acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.


                                       Dated:_____________________________, 2001


                                      __________________________________________
                                      Signature of Shareholder

                                      __________________________________________
                                      Signature of Shareholder (if held jointly)

                     Please Date this Proxy and Sign Your Name or Names
                     Exactly as Shown Hereon. When signing as an Attorney, Executor, Administrator, Trustee or Guardian, Please Sign Your Full Title as Such. If There Are More than One Trustee, or Joint Owners, All must Sign. Please Return the Proxy Card Promptly Using the Enclosed Envelope.